UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2023

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1	Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On December 28, 2023, The GEO Group, Inc. (“GEO” or the “Company”) entered into separate substantially similar Equity Distribution Agreements (the “Equity Distribution Agreements”) with each of Cantor Fitzgerald & Co., Compass Point Research & Trading, LLC, Imperial Capital, LLC, JonesTrading Institutional Services LLC, Noble Capital Markets, Inc., Northland Securities, Inc., StoneX Financial Inc., Virtu Americas LLC, and Wedbush Securities Inc. as managers (the “Managers”), pursuant to which the Company may sell from time to time, in a continuous equity offering program under its Registration Statement on Form S-3ASR (File No. 333-275219) shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $300,000,000 (the “Shares”) through the Managers, acting as the Company’s agent and/or principal. Sales of the Shares made pursuant to the Equity Distribution Agreements, if any, may be made in negotiated transactions that are deemed to be “at the market” offerings, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. Each Manager will receive from the Company a commission of up to 2.00% of the gross sales price of all Shares sold through it under each applicable Equity Distribution Agreement.

This equity offering program replaces the equity offering program that was filed on June 28, 2021 under the Company’s prior shelf registration statement on Form S-3ASR (File No. 333-249772) that expired on October 30, 2023.

The Company is not obligated to sell and the Managers are not obligated to buy or sell any Shares under the Equity Distribution Agreements. No assurance can be given that the Company will sell any Shares under the Equity Distribution Agreements, or, if it does, as to the price or amount of Shares that it will sell, or the dates when such sales will take place.

The Company made certain customary representations, warranties and covenants in each of the Equity Distribution Agreements and also agreed to indemnify the Managers against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Certain of the Managers or their respective affiliates have provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company from time to time for which they have received, and may in the future receive, customary fees and expenses. Each Manager and their respective affiliates may, from time to time, engage in other transactions with and perform services for the Company in the ordinary course of their business.

In addition, in the ordinary course of their business activities, the Managers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or the Company’s affiliates. The Managers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain of the Managers or their affiliates may also from time to time be holders of the Company’s outstanding indebtedness. To the extent the Company uses proceeds from this equity offering program to repay indebtedness held by the Managers or their affiliates, these Managers or their affiliates may receive proceeds from this equity offering program.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The foregoing description of the Equity Distribution Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of a form of the Equity Distribution Agreements, filed herewith as Exhibit 1.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

A legal opinion relating to the Shares that may be sold pursuant to the Equity Distribution Agreements is also filed as Exhibit 5.1 to this Current Report on Form 8-K.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Form of Equity Distribution Agreement, dated December 28, 2023, by and among The GEO Group, Inc. and each of Cantor Fitzgerald & Co., Compass Point Research & Trading, LLC, Imperial Capital, LLC, JonesTrading Institutional Services LLC, Noble Capital Markets, Inc., Northland Securities, Inc., StoneX Financial Inc., Virtu Americas LLC, and Wedbush Securities Inc.

5.1	Opinion of Akerman LLP.

23.1	Consent of Akerman LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

December 28, 2023	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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